MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic
FOR IMMEDIATE RELEASE

MIC REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Performance in line with Guidance
Fourth Quarter 2019 Dividend of $1.00 per Share Authorized
2020 Guidance Initiated
IMTT to Construct Pipelines to Renewable Diesel Plant in Louisiana
Atlantic Aviation to Acquire FBO in Connecticut

2019 Financial Results from Continuing Operations

•	Net income of $101 million

•	Adjusted EBITDA excluding non-cash items of $604 million

•	Cash provided by operating activities of $468 million

•	Adjusted Free Cash Flow of $410 million

•	Leverage stable at 3.9x net debt / EBITDA

•	Growth capital of $211 million deployed
2019 Operational Results

•	Storage utilization at IMTT increases to 86.3% at year end, averages 84.0% for the year

•	Growth in flight activity consistent with nationwide trends at airports on which Atlantic Aviation operates

•	Positive impact of new utility rates and lower propane prices offset decline in gas consumption at MIC Hawaii
Capital Projects

•
IMTT to construct feedstock and renewable diesel pipelines from St. Rose terminal to Diamond Green Diesel refinery, repurpose 790,000 barrels of existing heavy and residual oil storage capacity, all pursuant to a 20-year take-or-pay contract

•	Atlantic Aviation to acquire an FBO in Bridgeport, CT
2020 Guidance

•	Adjusted EBITDA of $575 to $600 million

•	Adjusted Free Cash Flow of $360 to $400 million

•	Growth investments of $200 to $225 million

•	Quarterly cash dividend of $1.00 per share ($4.00 annualized)

New York, February 25, 2020 — Macquarie Infrastructure Corporation (NYSE: MIC) today reported financial and operational results for the full year 2019 that were in line with the Company’s guidance.
MIC's net income from continuing operations totaled $101 million in 2019, up from $65 million in 2018 (the prior comparable period). The increase reflects primarily higher operating income and lower income taxes, partially offset by an increase in interest expense associated principally with higher average rates on debt balances outstanding.
Consolidated revenue declined 2% to $1,727 million in 2019 from $1,761 million in 2018, primarily as a result of MIC's divestiture of non-core businesses in 2018 and a lower average wholesale cost of jet fuel purchased by Atlantic Aviation, partially offset by increased revenue including a contract termination payment recorded by International-Matex Tank Terminals ("IMTT"). Jet fuel costs are passed through to Atlantic Aviation's customers and, together with a dollar-based margin, recorded as revenue. The decline in consolidated revenue was partially offset by increases in the amount of jet fuel sold and hangar rental revenue generated by Atlantic Aviation and the full year impact of higher utility gas rates generated by Hawaii Gas.
Expenses (cost of services/product sales and selling, general and administrative combined) declined by 5% in 2019 primarily as a result of the absence of costs related to businesses sold during the prior year, the lower average wholesale cost of jet fuel and smaller unfavorable movements (non-cash) in the value of commodity hedges associated with Liquefied Petroleum Gas purchases recorded by the Company's MIC Hawaii segment. The expense reductions were partially offset by anticipated increases in labor costs at each operating business.
MIC reported Adjusted EBITDA excluding non-cash items from continuing operations that was flat with 2018 at $604 million. In calculating Adjusted EBITDA, the Company excluded approximately $5 million of professional services fees incurred primarily in connection with its pursuit of strategic alternatives.
Cash generated by MIC’s operating activities in 2019 was largely flat with 2018 at $468 million.
Adjusted Free Cash Flow from continuing operations totaled $410 million in 2019, down 7% versus the prior comparable period, reflecting the flat Adjusted EBITDA excluding non-cash items and lower cash taxes, offset by anticipated increases in maintenance capital expenditures and interest expense.
The Company’s sales of discontinued operations in 2019 generated approximately $223 million of proceeds net of taxes and transaction fees. The deconsolidation of debt associated with the sold businesses and the repayment of $350 million of convertible notes in July 2019 reduced MIC’s consolidated debt by $655 million. At December 31, 2019, MIC had debt outstanding of $2,722 million.
MIC’s leverage (net debt / EBITDA) was 3.9x at December 31, 2019, down from 4.0x at December 31, 2018. The Company expects its leverage to increase to between 4.25x and 4.5x at the end of 2020 as it continues to utilize cash on hand to fund growth projects.
MIC deployed $211 million in support of growth projects across its businesses in 2019 including $68 million in the fourth quarter.
MIC’s Chief Executive Officer, Christopher Frost, said of the Company’s results for 2019: “MIC’s financial and operational results for the year were consistent with our expectations and guidance to the market. We are pleased with the favorable trends in storage utilization at IMTT and the opportunities to expand the business and we remain confident in its prospects.
“Atlantic Aviation delivered an anticipated contribution to our overall results despite growth in U.S. general aviation flight activity that was below the average of the past several years. Atlantic Aviation was successful in attracting and servicing larger aircraft and recorded an increase in both the amount of fuel sold and earnings from ancillary services such as hangar rentals.
“Results for MIC Hawaii reflect moderation in demand for gas services provided by Hawaii Gas associated with above average temperatures, although these were offset by the full-year benefit of the new utility rates implemented in mid-2018 and lower propane prices.
“I am pleased with both the performance of our operating businesses in 2019 and our liquidity and believe they position us well as we work to unlock additional value for shareholders through a sale of the Company or one or more of its operating businesses,” Frost added.
On October 31, 2019 MIC announced its intention to actively pursue sales of the whole of the Company or its operating businesses. The Company notes that there can be no assurances as to the form and timing of any transaction as a result of this pursuit of strategic alternatives, or if any transactions will be consummated, and any final decisions remain subject to approval by the MIC board of directors.
IMTT to Construct Renewable Diesel Pipelines in Louisiana
MIC's bulk liquid storage and handling subsidiary, IMTT, has entered into an agreement with Diamond Green Diesel ("DGD") pursuant to which it will construct two pipelines connecting its St. Rose, LA terminal with the DGD renewable diesel refinery at Norco, LA five miles away. IMTT will also expand its marine and rail infrastructure and repurpose approximately 790,000 barrels of existing storage capacity from heavy and residual petroleum service to renewable diesel feedstocks and finished product. All aspects of the project are expected to be in service prior to the end of 2021.
"This is an exciting opportunity for IMTT to partner with the market leader in the production of renewable diesel in the U.S. and to contribute to a greener energy complex," said Rick Courtney, chief executive officer of IMTT. "The project also highlights our success with initiatives that reposition IMTT by increasing our exposure to products and markets with strong growth prospects."
DGD is a joint venture between Valero Energy Corporation and Darling Ingredients. DGD has commenced an expansion of its renewable diesel facility that is expected to more than double its production capacity.
In addition to the renewable diesel project, IMTT has entered into an agreement with a nearby manufacturer to construct additional chemical storage capacity and related infrastructure at its Geismar, LA facility. The agreement contemplates approximately 70,000 barrels of new, dedicated capacity and pipelines to and from the IMTT docks at the facility. The tanks and related infrastructure are expected to be in service at year end 2020.
Including previously announced projects with a combined value of approximately $175 million, IMTT has committed to growth projects with an aggregate value of approximately $350 million. The projects collectively are expected to generate incremental EBITDA at stabilization of approximately $39 million over an initial weighted average contract term of 19 years.
Atlantic Aviation to Acquire FBO in Connecticut
Atlantic Aviation has entered into an agreement to acquire the assets of Volo Aviation, Inc. at Sikorsky Memorial Airport in Bridgeport, CT. The acquisition will expand Atlantic Aviation's existing presence on the airfield with the Volo facilities adding approximately 35,000 square feet of hangar space and 4,000 square feet of office space to the Atlantic Aviation portfolio pursuant to a long-dated lease expiring in 2040. The acquisition is expected to close in the first quarter of 2020.
2020 Guidance
MIC has initiated financial guidance for 2020. For the full year the Company expects to generate Adjusted EBITDA excluding non-cash items of between $575 million and $600 million. The midpoint of the guidance represents a year on year increase of approximately 4%, excluding the contract termination payment received by IMTT in 2019. The Company expects the improvement in Adjusted EBITDA to be driven by a combination of continued stable growth at Atlantic Aviation, continued increases in utilization at IMTT, partially offset by an anticipated decrease in average storage rates reflecting the full-year impact of lower renewals in second half of 2019, and a consistent contribution from MIC Hawaii.
The buildup of the EBITDA guidance for 2020 on segment basis is as follows:

Segment	EBITDA Range ($mm)
Atlantic Aviation	$290 - $300
IMTT	$245 - $255
MIC Hawaii	$60 - $65
Corporate & Other	($20)
Total	$575 - $600
Adjusted EBITDA excluding non-cash items also excludes costs associated with pursuit of strategic alternatives so as to ensure comparability with prior period reports. The costs will form part of the management reporting line item, investment and acquisition/disposition costs in the Company's reconciliation from Net income to Adjusted EBITDA excluding non-cash items.
MIC also initiated guidance for the generation of Adjusted Free Cash Flow of between $360 million and $400 million in 2020. The decrease versus 2019 reflects the absence of the contract termination fee received by IMTT and expected increases in cash taxes and interest expense. The anticipated increase in cash taxes reflects, in part, MIC's utilization of all remaining federal Net Operating Loss carryforwards in 2019.
The Company intends to pay a dividend of $1.00 per share, per quarter, in 2020. The payment of the dividend is predicated on, i) the composition of the MIC portfolio of businesses being unchanged, ii) the businesses performing as expected and at levels that support the dividend, iii) stable economic and equity market conditions generally, and iv) the authorization of the dividend by the Company’s board of directors.
MIC expects to continue to invest in the growth and development of its businesses. The Company expects to deploy between $200 million and $225 million in 2020, including projects commenced in 2019 and the portion of the IMTT Pipeline Project announced today that will be expended this year.
In addition to investing in the growth of its businesses, MIC expects to support the continued cash generating capacity of its businesses by making maintenance capital expenditures of between $55 million and $65 million in 2020. The decrease in forecast maintenance capital expenditures versus 2019 reflects a reduction in anticipated expenditures related to the refurbishment of a pier at IMTT in Bayonne.

With respect to the Company’s guidance for EBITDA and Free Cash Flow in 2020, a reconciliation of EBITDA to net income (loss), the most comparable GAAP measure and a reconciliation of Free Cash Flow to cash from operating activities, the most comparable GAAP measure, are not available without unreasonable effort due to the Company’s limited visibility into and an inability to make accurate projections and estimates of items including management fees, hedging agreements, depreciation and any (benefit) provision for income taxes. These items may vary greatly from year to year and could significantly impact MIC’s results as reported in accordance with GAAP.
Fourth Quarter and Full Year 2019 Segment Results

•
IMTT generated EBITDA excluding non-cash items of $58 million in the fourth quarter and $288 million for full year. EBITDA excluding non-cash items for the full year increased by 1% versus the prior comparable period including a $39 million contract termination payment received in the first quarter of the year. Storage utilization, reflecting the proportion of all capacity available for lease currently under contract, decreased from an average of 84.6% in 2018 to 84.0% in 2019. Utilization rose from approximately 80% at the beginning of the year to over 86% at year end primarily as a result of demand for storage of refinery feedstocks on the Lower Mississippi River. Historically, IMTT has had the benefit of pricing power when utilization exceeds 90%.

•
Atlantic Aviation generated EBITDA excluding non-cash items of $71 million in the fourth quarter and $276 million for the full year. EBITDA excluding non-cash items for the full year increased by 5% versus the prior comparable period driven by an increase in the amount of fuel sold and increases in hangar rental revenue, partially offset by higher operating costs and a $3 million negative adjustment primarily related to its maintenance business. Based on data compiled by the Federal Aviation Administration for 2019, general aviation flight activity increased 0.3% industry-wide and by 0.8% at the airports on which Atlantic Aviation operates.

•
MIC Hawaii generated EBITDA excluding non-cash items of $14 million in the fourth quarter and $60 million for the full year. EBITDA excluding non-cash items for the full year increased by 58% as a result of the absence of a write-down of a business that was sold in 2018 and the full-year impact of new utility rates implemented by Hawaii Gas in mid-2018.

•
MIC’s Corporate and Other segment recorded EBITDA excluding non-cash items of ($11) million in the fourth quarter and ($25) million for the full year. The Corporate and Other segment comprises primarily MIC's holding company and shared services functions. The $7 million decrease in EBITDA excluding non-cash items year on year reflects a reduction in revenue from a relationship with a renewable power project developer, partially offset by lower selling, general and administrative expenses.

Fourth Quarter 2019 Dividend
The board of directors of MIC authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the fourth quarter of 2019 consistent with guidance provided to the market in October 2019. The dividend will be paid on March 11, 2020 to shareholders of record on March 6, 2020.
Including the dividend for the fourth quarter, MIC will have distributed approximately 84% of its Adjusted Free Cash Flow from continuing operations generated in 2019.

Summary Financial Information

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net income (loss)	$16	$(4)	20	NM	$101	$65	36	55
Net income (loss) per share attributable to MIC	0.18	(0.01)	0.19	NM	1.17	0.80	0.37	46
Cash provided by operating activities	52	107	(55)	(51)	468	473	(5)	(1)
Discontinued Operations
Net (loss) income	$(2)	$(6)	4	67	$52	$30	22	73
Net (loss) income per share attributable to MIC	(0.02)	—	(0.02)	NM	0.65	0.80	(0.15)	(19)
Cash provided by (used in) operating activities	9	(1)	10	NM	(48)	46	(94)	NM
Weighted average number of shares outstanding: basic	86,483,313	85,643,587	839,726	1	86,178,212	85,233,989	944,223	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items – continuing operations	$132	$144	(12)	(8)	$599	$569	30	5
Investment and acquisition/disposition costs	4	8	(4)	(50)	5	15	(10)	(67)
Write-down in investment	—	—	—	—	—	17	(17)	(100)
Adjusted EBITDA excluding non-cash items – continuing operations	$136	$152	(16)	(11)	$604	$601	3	—
Cash interest	$(27)	$(24)	(3)	(13)	$(113)	$(98)	(15)	(15)
Cash taxes	1	(3)	4	133	(12)	(14)	2	14
Maintenance capital expenditures	(28)	(18)	(10)	(56)	(69)	(49)	(20)	(41)
Adjusted Free Cash Flow – continuing operations	$82	$107	(25)	(23)	$410	$440	(30)	(7)
EBITDA excluding non-cash items – discontinued operations	$(1)	$14	(15)	(107)	$20	$99	(79)	(80)
Cash interest	—	(4)	4	100	(9)	(24)	15	63
Cash taxes	10	(7)	17	NM	(42)	(7)	(35)	NM
Maintenance capital expenditures	—	—	—	—	—	(1)	1	100
Free Cash Flow – discontinued operations	$9	$3	6	NM	$(31)	$67	(98)	(146)
Adjusted Free Cash Flow - consolidated	$91	$110	(19)	(17)	$379	$507	(128)	(25)
___________
NM — Not meaningful
Conference Call and Webcast
When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Tuesday, February 25, 2020 during which management will review and comment on the Company’s 2019 results and outlook for 2020.
How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least ten minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.
Supplemental Materials: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.
Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 25, 2020 through midnight on March 3, 2020, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 8647367. An on-line archive of the webcast will be available on the Company’s website for one year following the call.
About MIC
MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures including EBITDA excluding non-cash items and Free Cash Flow to assess the performance and prospects of its businesses.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the amount of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings -the most comparable GAAP measure- before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.
The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities - the most comparable GAAP measure - which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures and excludes changes in working capital.
Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) gains (losses) on disposal of assets, and (vi) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.
In its Annual Report on Form 10-K, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.
Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.
MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements
This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: the sale of MIC of any of its operating businesses as a result of its pursuit of strategic alternatives, or the termination of the sale effort, changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: David Franecki Corporate Communications MIC 212-231-0317

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS
($ in Millions, Except Share Data)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$357	$589
Restricted cash	1	23
Accounts receivable, net of allowance for doubtful accounts	97	95
Inventories	31	29
Prepaid expenses	13	13
Other current assets	30	23
Current assets held for sale(1)	—	648
Total current assets	529	1,420
Property, equipment, land and leasehold improvements, net	3,202	3,141
Operating lease assets, net	336	—
Investment in unconsolidated business	9	8
Goodwill	2,043	2,043
Intangible assets, net	729	789
Other noncurrent assets	13	43
Total assets	$6,861	$7,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$3	$3
Accounts payable	67	38
Accrued expenses	86	86
Current portion of long-term debt	12	361
Operating lease liabilities - current	20	—
Other current liabilities	42	33
Current liabilities held for sale(1)	—	317
Total current liabilities	230	838
Long-term debt, net of current portion	2,654	2,653
Deferred income taxes	679	681
Operating lease liabilities - noncurrent	320	—
Other noncurrent liabilities	167	155
Total liabilities	4,050	4,327
Commitments and contingencies	—	—
Stockholders’ equity(2):
Additional paid in capital	1,198	1,510
Accumulated other comprehensive loss	(37)	(30)
Retained earnings	1,641	1,485
Total stockholders’ equity	2,802	2,965
Noncontrolling interests(3)	9	152
Total equity	2,811	3,117
Total liabilities and equity	$6,861	$7,444
___________

(1)
See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2019, for further discussion on assets and liabilities held for sale.

(2)
The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. At December 31, 2019 and 2018, the Company had 86,600,302 shares and 85,800,303 shares of common stock issued and outstanding, respectively; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share. At December 31, 2019 and 2018, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager as at December 31, 2019 and 2018. See Note 11, “Stockholders' Equity”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2019, for further discussions.

(3)
Includes $141 million of noncontrolling interest related to discontinued operations at December 31, 2018. See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2019, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Year Ended December 31,
	2019	2018	2017
Revenue
Service revenue	$1,484	$1,515	$1,446
Product revenue	243	246	223
Total revenue	1,727	1,761	1,669
Costs and expenses
Cost of services	653	712	624
Cost of product sales	165	179	144
Selling, general and administrative	334	327	306
Fees to Manager-related party	32	45	71
Goodwill impairment	—	3	—
Depreciation	195	193	178
Amortization of intangibles	59	68	64
Total operating expenses	1,438	1,527	1,387
Operating income	289	234	282
Other income (expense)
Interest income	7	1	—
Interest expense(1)	(154)	(113)	(87)
Other (expense) income, net	(2)	(7)	9
Net income from continuing operations before income taxes	140	115	204
(Provision) benefit for income taxes	(39)	(50)	230
Net income from continuing operations	101	65	434
Discontinued Operations(2)
Net income from discontinued operations before income taxes	85	32	18
(Provision) benefit for income taxes	(33)	(2)	4
Net income from discontinued operations	52	30	22
Net income	153	95	456
Net income from continuing operations	101	65	434
Less: net loss attributable to noncontrolling interests	—	(3)	—
Net income from continuing operations attributable to MIC	101	68	434
Net income from discontinued operations	52	30	22
Less: net (loss) income attributable to noncontrolling interests	(3)	(39)	5
Net income from discontinued operations attributable to MIC	55	69	17
Net income attributable to MIC	$156	$137	$451
Basic income per share from continuing operations attributable to MIC	$1.17	$0.80	$5.22
Basic income per share from discontinued operations attributable to MIC	0.65	0.80	0.20
Basic income per share attributable to MIC	$1.82	$1.60	$5.42
Weighted average number of shares outstanding: basic	86,178,212	85,233,989	83,204,404
Diluted income per share from continuing operations attributable to MIC	$1.17	$0.80	$4.94
Diluted income per share from discontinued operations attributable to MIC	0.65	0.80	0.19
Diluted income per share attributable to MIC	$1.82	$1.60	$5.13
Weighted average number of shares outstanding: diluted	86,204,301	85,249,865	91,073,362
Cash dividends declared per share	$4.00	$4.00	$5.56
___________

(1)	Interest expense includes losses on derivative instruments of $13 million and gains on derivative instruments of $8 million and $2 million in 2019, 2018 and 2017, respectively.

(2)
See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2019, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Millions)

	Year Ended December 31,
	2019	2018	2017
Operating activities
Net income from continuing operations	$101	$65	$434
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Goodwill impairment	—	3	—
Depreciation and amortization of property and equipment	195	193	178
Amortization of intangible assets	59	68	64
Amortization of debt financing costs	9	11	7
Amortization of debt discount	4	4	3
Adjustments to derivative instruments	25	12	(4)
Fees to Manager- related party	32	45	71
Deferred taxes	27	36	(240)
Other non-cash expense, net(1)	22	31	14
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(2)	14	(32)
Inventories	(3)	(2)	(6)
Prepaid expenses and other current assets	(5)	(2)	(5)
Accounts payable and accrued expenses	14	—	(7)
Income taxes payable	(10)	1	—
Other, net	—	(6)	(13)
Net cash provided by operating activities from continuing operations	468	473	464
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents and restricted cash acquired	—	(18)	(201)
Purchases of property and equipment	(260)	(177)	(214)
Loan to project developer	(1)	(19)	(23)
Loan repayment from project developer	16	17	17
Proceeds from sale of business, net of cash divested	—	41	—
Other, net	(3)	—	—
Net cash used in investing activities from continuing operations	(248)	(156)	(421)
Financing activities
Proceeds from long-term debt	—	1,407	931
Payment of long-term debt	(361)	(1,385)	(413)
Proceeds from the issunce of shares	—	—	6
Contributions received from noncontrolling interests	—	1	—
Dividends paid to common stockholders	(344)	(379)	(453)
Debt financing costs paid	(1)	(34)	(1)
Net cash (used in) provided by financing activities from continuing operations	(706)	(390)	70
Net change in cash, cash equivalents and restricted cash from continuing operations	(486)	(73)	113

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
($ in Millions)

	Year Ended December 31,
	2019	2018	2017
Cash flows (used in) provided by discontinued operations:
Net cash (used in) provided by operating activities	$(48)	$46	$65
Net cash provided by (used in) investing activities	239	616	(136)
Net cash provided by (used in) financing activities	24	(31)	(32)
Net cash provided by (used in) discontinued operations	215	631	(103)
Effect of exchange rate changes on cash and cash equivalents	—	(1)	1
Net change in cash, cash equivalents and restricted cash	(271)	557	11
Cash, cash equivalents and restricted cash, beginning of period	629	72	61
Cash, cash equivalents and restricted cash, end of period	$358	$629	$72
Supplemental disclosures of cash flow information from continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$32	$23	$22
Issuance of shares to Manager	31	48	72
Issuance of shares to independent directors	1	1	1
Issuance of shares for acquisition of business	—	—	125
Leased assets obtained in exchange for new operating lease liabilities	21	—	—
Taxes paid, net(2)	65	21	11
Interest paid, net	131	98	85
_______________

(1)	Other non-cash expense, net, includes the write-down of the Company’s investment in the mechanical contractor business at MIC Hawaii in 2018.

(2)	Taxes paid, net, includes taxes paid for discontinued operations of $54 million and $8 million in 2019 and 2018, respectively.
The following table provides a reconciliation of cash, cash equivalents and restricted cash from both continuing and discontinued operations reported within the consolidated balance sheets that is presented in the consolidated statements of cash flows:

	As of December 31,
	2019	2018	2017
Cash and cash equivalents	$357	$589	$46
Restricted cash - current	1	23	10
Cash, cash equivalents and restricted cash included in assets held for sale(3)	—	17	16
Total of cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$358	$629	$72
___________

(3)
Represents cash, cash equivalents and restricted cash related to businesses classified as held for sale. See Note 5, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2019, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$364	$375	$(11)	(3)	$1,484	$1,515	(31)	(2)
Product revenue	60	62	(2)	(3)	243	246	(3)	(1)
Total revenue	424	437	(13)	(3)	1,727	1,761	(34)	(2)
Costs and expenses
Cost of services	169	178	9	5	653	712	59	8
Cost of product sales	37	51	14	27	165	179	14	8
Selling, general and administrative	89	87	(2)	(2)	334	327	(7)	(2)
Fees to Manager - related party	9	9	—	—	32	45	13	29
Goodwill impairment	—	—	—	—	—	3	3	100
Depreciation	50	50	—	—	195	193	(2)	(1)
Amortization of intangibles	15	15	—	—	59	68	9	13
Total operating expenses	369	390	21	5	1,438	1,527	89	6
Operating income	55	47	8	17	289	234	55	24
Other income (expense)
Interest income	1	1	—	—	7	1	6	NM
Interest expense(1)	(30)	(42)	12	29	(154)	(113)	(41)	(36)
Other (expense) income, net	(4)	8	(12)	(150)	(2)	(7)	5	71
Net income from continuing operations before income taxes	22	14	8	57	140	115	25	22
Provision for income taxes	(6)	(18)	12	67	(39)	(50)	11	22
Net income (loss) from continuing operations	$16	$(4)	$20	NM	$101	$65	36	55
Discontinued Operations
Net (loss) income from discontinued operations before income taxes	$(1)	$(9)	$8	89	$85	$32	53	166
(Provision) benefit for income taxes	(1)	3	(4)	(133)	(33)	(2)	(31)	NM
Net (loss) income from discontinued operations	$(2)	$(6)	$4	67	$52	$30	22	73
Net income (loss)	$14	$(10)	$24	NM	$153	$95	58	61
Net income (loss) from continuing operations	$16	$(4)	$20	NM	$101	$65	36	55
Less: net loss attributable to noncontrolling interests	—	(3)	(3)	(100)	—	(3)	(3)	(100)
Net income (loss) from continuing operations attributable to MIC	$16	$(1)	$17	NM	$101	$68	33	49
Net (loss) income from discontinued operations	$(2)	$(6)	$4	67	$52	$30	22	73
Less: net loss attributable to noncontrolling interests	—	(7)	(7)	(100)	(3)	(39)	(36)	(92)
Net (loss) income from discontinued operations attributable to MIC	$(2)	$1	$(3)	NM	$55	$69	(14)	(20)
Net income attributable to MIC	$14	$—	$14	NM	$156	$137	19	14
Basic income (loss) per share from continuing operations attributable to MIC	$0.18	$(0.01)	$0.19	NM	$1.17	$0.80	0.37	46
Basic (loss) income per share from discontinued operations attributable to MIC	(0.02)	—	(0.02)	NM	0.65	0.80	(0.15)	(19)
Basic income (loss) per share attributable to MIC	$0.16	$(0.01)	$0.17	NM	$1.82	$1.60	0.22	14
Weighted average number of shares outstanding: basic	86,483,313	85,643,587	839,726	1	86,178,212	85,233,989	944,223	1

_____________
NM — Not meaningful

(1)
Interest expense includes gain on derivative instruments of $1 million and loss on derivative instruments of $13 million for the quarter and year ended December 31, 2019, respectively. For the quarter and year ended December 31, 2018, interest expense includes loss on derivative instruments of $9 million and gain on derivative instruments of $8 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions) (Unaudited)
Net income (loss) from continuing operations	$16	$(4)			$101	$65
Interest expense, net(1)	29	41			147	112
Provision for income taxes	6	18			39	50
Depreciation	50	50			195	193
Amortization of intangibles	15	15			59	68
Fees to Manager- related party	9	9			32	45
Goodwill impairment	—	—			—	3
Other non-cash expense, net(2)	7	15			26	33
EBITDA excluding non-cash items - continuing operations	$132	$144	(12)	(8)	$599	$569	30	5
EBITDA excluding non-cash items - continuing operations	$132	$144			$599	$569
Interest expense, net(1)	(29)	(41)			(147)	(112)
Adjustments to derivative instruments recorded in interest expense(1)	(1)	11			21	(1)
Amortization of debt financing costs(1)	2	5			9	11
Amortization of debt discount(1)	1	1			4	4
Benefit (provision) for current income taxes	1	(3)			(12)	(14)
Changes in working capital(3)	(54)	(10)			(6)	16
Cash provided by operating activities - continuing operations	52	107			468	473
Changes in working capital(3)	54	10			6	(16)
Maintenance capital expenditures	(28)	(18)			(69)	(49)
Free cash flow - continuing operations	78	99	(21)	(21)	405	408	(3)	(1)
Free cash flow - discontinued operations	9	3	6	NM	(31)	67	(98)	(146)
Total Free Cash Flow	$87	$102	(15)	(15)	$374	$475	(101)	(21)
_____________
NM — Not meaningful

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. Interest expense, net, also included a non-cash write-off of deferred financing fees related to December 2018 refinancing at Atlantic Aviation.

(2)
Other non-cash expense, net, primarily includes pension expense of $3 million and $9 million for the quarter and year ended December 31, 2019, respectively, and $2 million and $8 million for the quarter and year ended December 31, 2018, respectively. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense, net, also includes unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019, non-cash gains (losses) related to the disposal of assets and write-down of our investment in the mechanical contractor business in 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
During the quarter and year ended December 31, 2019, the changes in working capital include the current federal income tax paid primarily related to the gain on sale of the renewable businesses reported in the results from discontinued operations.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
IMTT

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	117	124	(7)	(6)	515	510	5	1
Cost of services	55	53	(2)	(4)	204	201	(3)	(1)
Selling, general and administrative expenses	7	8	1	13	33	32	(1)	(3)
Depreciation and amortization	34	33	(1)	(3)	132	132	—	—
Operating income	21	30	(9)	(30)	146	145	1	1
Interest expense, net(1)	(9)	(15)	6	40	(47)	(46)	(1)	(2)
Other income, net	1	—	1	NM	1	—	1	NM
Provision for income taxes	(4)	(12)	8	67	(29)	(36)	7	19
Net income	9	3	6	NM	71	63	8	13
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	9	3			71	63
Interest expense, net(1)	9	15			47	46
Provision for income taxes	4	12			29	36
Depreciation and amortization	34	33			132	132
Other non-cash expense, net(2)	2	2			9	9
EBITDA excluding non-cash items	58	65	(7)	(11)	288	286	2	1
EBITDA excluding non-cash items	58	65			288	286
Interest expense, net(1)	(9)	(15)			(47)	(46)
Adjustments to derivative instruments recorded in interest expense(1)	(1)	4			7	(2)
Amortization of debt financing costs(1)	—	1			1	2
Provision for current income taxes	13	(1)			(6)	(6)
Changes in working capital	(15)	(5)			10	5
Cash provided by operating activities	46	49			253	239
Changes in working capital	15	5			(10)	(5)
Maintenance capital expenditures	(18)	(12)			(46)	(33)
Free cash flow	43	42	1	2	197	201	(4)	(2)
_____________
NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes pension expense of $2 million and $8 million for the quarters and years ended December 31, 2019 and 2018, respectively. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense, net, also includes expenses related to a long-term incentive compensation plan implemented in 2019. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Atlantic Aviation

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	248	247	1	—	972	962	10	1
Cost of services (exclusive of depreciation and amortization shown separately below)	114	121	7	6	449	467	18	4
Gross margin	134	126	8	6	523	495	28	6
Selling, general and administrative expenses	64	58	(6)	(10)	249	232	(17)	(7)
Depreciation and amortization	27	28	1	4	106	106	—	—
Operating income	43	40	3	8	168	157	11	7
Interest expense, net(1)	(15)	(16)	1	6	(74)	(25)	(49)	(196)
Other expense, net	(1)	—	(1)	NM	(1)	(1)	—	—
Provision for income taxes	(6)	(6)	—	—	(24)	(35)	11	31
Net income	21	18	3	17	69	96	(27)	(28)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	21	18			69	96
Interest expense, net(1)	15	16			74	25
Provision for income taxes	6	6			24	35
Depreciation and amortization	27	28			106	106
Other non-cash expense, net(2)	2	—			3	1
EBITDA excluding non-cash items	71	68	3	4	276	263	13	5
EBITDA excluding non-cash items	71	68			276	263
Interest expense, net(1)	(15)	(16)			(74)	(25)
Convertible senior notes interest(3)	—	(1)			—	(7)
Adjustments to derivative instruments recorded in interest expense(1)	—	6			12	1
Amortization of debt financing costs(1)	1	3			4	4
Provision for current income taxes	(8)	(3)			(22)	(23)
Changes in working capital	7	(3)			13	13
Cash provided by operating activities	56	54			209	226
Changes in working capital	(7)	3			(13)	(13)
Maintenance capital expenditures	(8)	(3)			(16)	(8)
Free cash flow	41	54	(13)	(24)	180	205	(25)	(12)
_____________
NM — Not meaningful

(1)
Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees. In 2018, interest expense also included non-cash write-off of deferred financing costs related to the December 2018 refinancing.

(2)
Other non-cash expense, net, primarily includes expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
Represents the cash interest expense related to the $403 million of MIC Corporate 2.00% Convertible Senior Notes due October 2023 that was reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this Note issuance in October 2016 were used principally to reduce the drawn balance of Atlantic Aviation’s revolving credit facility. Cash interest expense on the Note issuance is recorded in Corporate and Other after December 6, 2018.

MIC Hawaii

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Product revenue	60	61	(1)	(2)	243	245	(2)	(1)
Service revenue	—	5	(5)	(100)	—	47	(47)	(100)
Total revenue	60	66	(6)	(9)	243	292	(49)	(17)
Cost of product sales (exclusive of depreciation and amortization shown separately below)	37	51	14	27	165	179	14	8
Cost of services (exclusive of depreciation and amortization shown separately below)	—	4	4	100	—	44	44	100
Cost of revenue — total	37	55	18	33	165	223	58	26
Gross margin	23	11	12	109	78	69	9	13
Selling, general and administrative expenses	7	6	(1)	(17)	24	29	5	17
Goodwill impairment	—	—	—	—	—	3	3	100
Depreciation and amortization	4	4	—	—	16	23	7	30
Operating income	12	1	11	NM	38	14	24	171
Interest expense, net(1)	(2)	(3)	1	33	(10)	(8)	(2)	(25)
Other expense, net	(4)	(1)	(3)	NM	(6)	(24)	18	75
(Provision) benefit for income taxes	(4)	2	(6)	NM	(9)	6	(15)	NM
Net income (loss)	2	(1)	3	NM	13	(12)	25	NM
Less: net loss attributable to noncontrolling interests	—	(3)	(3)	(100)	—	(3)	(3)	(100)
Net income (loss) attributable to MIC	2	2	—	—	13	(9)	22	NM
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)	2	(1)			13	(12)
Interest expense, net(1)	2	3			10	8
Provision (benefit) for income taxes	4	(2)			9	(6)
Goodwill impairment	—	—			—	3
Depreciation and amortization	4	4			16	23
Other non-cash expense, net(2)	2	12			12	22
EBITDA excluding non-cash items	14	16	(2)	(13)	60	38	22	58
EBITDA excluding non-cash items	14	16			60	38
Interest expense, net(1)	(2)	(3)			(10)	(8)
Adjustments to derivative instruments recorded in interest expense(1)	—	1			2	—
Benefit (provision) for current income taxes	—	4			(4)	1
Changes in working capital	5	(3)			8	14
Cash provided by operating activities	17	15			56	45
Changes in working capital	(5)	3			(8)	(14)
Maintenance capital expenditures	(2)	(3)			(7)	(8)
Free cash flow	10	15	(5)	(33)	41	23	18	78
_____________
NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges, pension expense, expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense, net, also includes the write-down of our investment in the mechanical contractor business in 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Product revenue	—	1	(1)	(100)	—	1	(1)	(100)
Total revenue	—	1	(1)	(100)	—	1	(1)	(100)
Selling, general and administrative expenses	12	16	4	25	31	38	7	18
Fees to Manager-related party	9	9	—	—	32	45	13	29
Operating loss	(21)	(24)	3	13	(63)	(82)	19	23
Interest expense, net(1)	(3)	(7)	4	57	(16)	(33)	17	52
Other income, net	—	9	(9)	(100)	4	18	(14)	(78)
Benefit (provision) for income taxes	8	(2)	10	NM	23	15	8	53
Net loss	(16)	(24)	8	33	(52)	(82)	30	37
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(16)	(24)			(52)	(82)
Interest expense, net(1)	3	7			16	33
(Benefit) provision for income taxes	(8)	2			(23)	(15)
Fees to Manager-related party	9	9			32	45
Other non-cash expense, net	1	1			2	1
EBITDA excluding non-cash items	(11)	(5)	(6)	(120)	(25)	(18)	(7)	(39)
EBITDA excluding non-cash items	(11)	(5)			(25)	(18)
Interest expense, net(1)	(3)	(7)			(16)	(33)
Convertible senior notes interest(2)	—	1			—	7
Amortization of debt financing costs(1)	1	1			4	5
Amortization of debt discount(1)	1	1			4	4
(Provision) benefit for current income taxes	(4)	(3)			20	14
Changes in working capital(3)	(51)	1			(37)	(16)
Cash used in operating activities	(67)	(11)			(50)	(37)
Changes in working capital(3)	51	(1)			37	16
Free cash flow	(16)	(12)	(4)	(33)	(13)	(21)	8	38
_____________
NM — Not meaningful

(1)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Represents the cash interest expense related to the $403 million of MIC Corporate 2.00% Convertible Senior Notes due October 2023 reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this Note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this Note issuance is included in Corporate and Other after December 6, 2018.

(3)
During the quarter and year ended December 31, 2019, the changes in working capital include the current federal income tax paid primarily related to the gain on sale of the renewable businesses reported in the results from discontinued operations.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended December 31, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	9	21	2	(16)	16	(2)	14
Interest expense, net(1)	9	15	2	3	29	—	29
Provision (benefit) for income taxes	4	6	4	(8)	6	1	7
Depreciation and amortization	34	27	4	—	65	—	65
Fees to Manager-related party	—	—	—	9	9	—	9
Other non-cash expense, net(2)	2	2	2	1	7	—	7
EBITDA excluding non-cash items	58	71	14	(11)	132	(1)	131
EBITDA excluding non-cash items	58	71	14	(11)	132	(1)	131
Interest expense, net(1)	(9)	(15)	(2)	(3)	(29)	—	(29)
Adjustments to derivative instruments recorded in interest expense, net(1)	(1)	—	—	—	(1)	—	(1)
Amortization of debt financing costs(1)	—	1	—	1	2	—	2
Amortization of debt discount(1)	—	—	—	1	1	—	1
Provision (benefit) for current income taxes	13	(8)	—	(4)	1	10	11
Changes in working capital(3)	(15)	7	5	(51)	(54)	—	(54)
Cash provided by (used in) operating activities	46	56	17	(67)	52	9	61
Changes in working capital(3)	15	(7)	(5)	51	54	—	54
Maintenance capital expenditures	(18)	(8)	(2)	—	(28)	—	(28)
Free Cash Flow	43	41	10	(16)	78	9	87

	For the Quarter Ended December 31, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	3	18	(1)	(24)	(4)	(6)	(10)
Interest expense, net(1)	15	16	3	7	41	6	47
Provision (benefit) for income taxes	12	6	(2)	2	18	(3)	15
Depreciation and amortization	33	28	4	—	65	—	65
Fees to Manager-related party	—	—	—	9	9	—	9
Other non-cash expense, net(2)	2	—	12	1	15	17	32
EBITDA excluding non-cash items	65	68	16	(5)	144	14	158
EBITDA excluding non-cash items	65	68	16	(5)	144	14	158
Interest expense, net(1)	(15)	(16)	(3)	(7)	(41)	(6)	(47)
Convertible senior notes interest(4)	—	(1)	—	1	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	4	6	1	—	11	2	13
Amortization of debt financing costs(1)	1	3	—	1	5	—	5
Amortization of debt discount(1)	—	—	—	1	1	—	1
(Provision) benefit for current income taxes	(1)	(3)	4	(3)	(3)	(7)	(10)
Changes in working capital	(5)	(3)	(3)	1	(10)	(4)	(14)
Cash provided by (used in) operating activities	49	54	15	(11)	107	(1)	106
Changes in working capital	5	3	3	(1)	10	4	14
Maintenance capital expenditures	(12)	(3)	(3)	—	(18)	—	(18)
Free Cash Flow	42	54	15	(12)	99	3	102

	For the Year Ended December 31, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	71	69	13	(52)	101	52	153
Interest expense, net(1)	47	74	10	16	147	13	160
Provision (benefit) for income taxes	29	24	9	(23)	39	33	72
Depreciation and amortization	132	106	16	—	254	—	254
Fees to Manager-related party	—	—	—	32	32	—	32
Other non-cash expense (income), net(2)	9	3	12	2	26	(78)	(52)
EBITDA excluding non-cash items	288	276	60	(25)	599	20	619
EBITDA excluding non-cash items	288	276	60	(25)	599	20	619
Interest expense, net(1)	(47)	(74)	(10)	(16)	(147)	(13)	(160)
Adjustments to derivative instruments recorded in interest expense, net(1)	7	12	2	—	21	4	25
Amortization of debt financing costs(1)	1	4	—	4	9	—	9
Amortization of debt discount(1)	—	—	—	4	4	—	4
(Provision) benefit for current income taxes	(6)	(22)	(4)	20	(12)	(42)	(54)
Changes in working capital(3)	10	13	8	(37)	(6)	(17)	(23)
Cash provided by (used in) operating activities	253	209	56	(50)	468	(48)	420
Changes in working capital(3)	(10)	(13)	(8)	37	6	17	23
Maintenance capital expenditures	(46)	(16)	(7)	—	(69)	—	(69)
Free Cash Flow	197	180	41	(13)	405	(31)	374

	For the Year Ended December 31, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	63	96	(12)	(82)	65	30	95
Interest expense, net(1)	46	25	8	33	112	17	129
Provision (benefit) for income taxes	36	35	(6)	(15)	50	2	52
Goodwill impairment	—	—	3	—	3	—	3
Depreciation and amortization	132	106	23	—	261	38	299
Fees to Manager-related party	—	—	—	45	45	—	45
Other non-cash expense, net(2)	9	1	22	1	33	12	45
EBITDA excluding non-cash items	286	263	38	(18)	569	99	668
EBITDA excluding non-cash items	286	263	38	(18)	569	99	668
Interest expense, net(1)	(46)	(25)	(8)	(33)	(112)	(17)	(129)
Convertible senior notes interest(4)	—	(7)	—	7	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	(2)	1	—	—	(1)	(8)	(9)
Amortization of debt financing costs(1)	2	4	—	5	11	1	12
Amortization of debt discount(1)	—	—	—	4	4	—	4
(Provision) benefit for current income taxes	(6)	(23)	1	14	(14)	(7)	(21)
Changes in working capital	5	13	14	(16)	16	(22)	(6)
Cash provided by (used in) operating activities	239	226	45	(37)	473	46	519
Changes in working capital	(5)	(13)	(14)	16	(16)	22	6
Maintenance capital expenditures	(33)	(8)	(8)	—	(49)	(1)	(50)
Free Cash Flow	201	205	23	(21)	408	67	475
___________

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. Interest expense, net, also included a non-cash write-off of deferred financing fees related to December 2018 refinancing at Atlantic Aviation.

(2)
Other non-cash expense (income), net, primarily includes pension expense of $3 million and $9 million for the quarter and year ended December 31, 2019, respectively, and $2 million and $8 million for the quarter and year ended December 31, 2018, respectively. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense (income), net, also includes unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019, non-cash gains (losses) related to the disposal of assets and write-down of our investment in the mechanical contractor business in 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
During the quarter and year ended December 31, 2019, the changes in working capital include the current federal income tax paid primarily related to the gain on sale of the renewable businesses reported in the results from discontinued operations.

(4)
Represents the cash interest expense related to the $403 million of MIC Corporate 2.00% Convertible Senior Notes due October 2023 that was reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this Note issuance in October 2016 were used principally to reduce the drawn balance of Atlantic Aviation’s revolving credit facility. Cash interest expense on the Note issuance is recorded in Corporate and Other after December 6, 2018.